5/31/2004

Item 77 Q1(c):  Exhibits Amendment to Investment Advisory Contracts

An Addendum to the Management Agreement for the Research Fund,Inc.Growth Opportunities Fund is hereby incorporated by reference to the Post-Effective Amendment No. 33 to the Trust's Registration Statement filed on March 31, 2004 (Accession Number 0001047469-04-010281).